LOAN AND SECURITY AGREEMENT


     THIS LOAN AND SECURITY AGREEMENT (this "Agreement"), entered into as of August 20, 1999 by and between FiNet.com, Inc., a Delaware corporation ("Lender") and Lowestrate.com, Inc., a Pennsylvania corporation ("Borrower").


                                    RECITALS:

     WHEREAS, Lender desires to lend to Borrower and Borrower desires to borrow from Lender the sum of $500,000.00 (the "Loan") on the terms and conditions provided for herein; and

     WHEREAS, Borrower intends hereby to pledge 200,000 shares of Lender's common stock (the "Common Stock") and other proceeds and interests as defined herein, as secured collateral for payment of the Loan and performance of all of Borrower's obligations under this Agreement.

     NOW, THEREFORE, in consideration of the mutual promises made herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

     SECTION 1. Loan. Lender agrees to lend to Borrower the sum of $500,000 to be evidenced by a one year, non-interest bearing Promissory Note of even date herewith in the form of Exhibit A hereto (the "Note"). As provided in the Note, the Note may be repaid at any time without premium or penalty and further may be repaid in full at any time prior to or on the Due Date, as defined therein, by the delivery to Lender of that number of shares of FiNet.com, Inc. common stock determined as follows: The amount to be repaid divided by the greater of (i) the average closing price of a share of FiNet.com, Inc. common stock on the ten trading days immediately prior to the date of payment, or (ii) $2.50.

     SECTION 2. Pledge of Security Interest; Collateral Borrower hereby pledges and grants to the Lender a first priority lien on and security interest in the Collateral, as hereinafter defined. The term Collateral means, collectively: (i) the Common Stock; and (ii) all products, proceeds and revenues of and from the Common Stock, together with all substitutions therefor and additions thereto including without limitation stock rights, rights to subscribe, liquidating dividends, stock dividends, cash dividends, interest, new securities and other property to which Borrower is or may hereafter become entitled to receive on account of such Common Stock.

     SECTION 3. Security for Obligations. This Agreement secures the payment and/or performance of all obligations of Borrower to the Lender, now or hereafter existing under the Note, whether for principal, interest, fees, expenses or otherwise, and all obligations of Borrower now or hereafter existing under this Agreement (all such obligations of Borrower to the Lender hereinafter referred to as the "Obligations"). SECTION 4. Delivery of Collateral. All certificates or instruments representing the Collateral shall be delivered to and held by or on behalf of the Lender by Bank of San Francisco, as Escrow Agent, pursuant to an Escrow Agreement of even date herewith (the `Escrow Agent") and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Lender. The Lender shall have the right, in the event of a default under the Note or this Agreement, in its sole discretion and without notice to Borrower, to transfer to or to register in the name of the Lender or any of its nominees any or all of the Collateral. In addition, the Lender shall have the right at any time to exchange certificates or instruments representing or evidencing the Collateral for certificates or instruments of smaller or larger denominations.

     SECTION 5. Representations and Warranties. Borrower represents and warrants as follows:

     (a) Borrower is the legal and beneficial owner of the Collateral free and clear of any lien, security interest, option or other charges or encumbrance except for the security interest created by this Agreement and by the Asset Purchase Agreement between Borrower and Lender of even date herewith; and

     (b) The pledge of the Collateral pursuant to this Agreement creates a valid and perfected first priority security interest in the Collateral, securing the payment and/or performance of the Obligations.

     SECTION 6. Further Assurances. Borrower agrees that at any time, and from time to time, Borrower will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Lender may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Lender to exercise and enforce its rights and remedies hereunder with respect to any Collateral.

     SECTION 7. Voting Rights; Dividends; Etc.

     (a) So long as no Event of Default (as hereinafter defined) or event which, with the giving of notice or the lapse of time, or both, would become an Event of Default, shall have occurred and be continuing:

          (i) Borrower shall have the right to exercise all voting and other corporate rights with respect to the Collateral; and

          (ii) Borrower shall be entitled to receive and retain any and all dividends paid in respect of the Collateral; provided, however that any and all

               (A) dividends paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Collateral,

               (B) dividends and other distributions paid or payable in cash in respect of any Collateral in connection with a partial or total liquidation or dissolution of Lender or in connection with a reduction of capital, capital surplus or paid-in-surplus of Lender, and

               (C) cash paid, payable or otherwise distributed in respect of principal of, or in redemption of, or in exchange for, any Collateral,

     shall forthwith be delivered to the Lender to hold as Collateral, or as may otherwise be agreed between Borrower and the Lender, and shall, if received by Borrower, be received in trust for the benefit of the Lender, be segregated from the other property or funds of Borrower, and be forthwith delivered to the Lender as Collateral in the same form as so received (with any necessary endorsement).

     (b) Upon the occurrence and during the continuance of an Event of Default under the Note or hereunder:

          (i) All rights of Borrower to exercise the voting and other consensual rights which the Borrower would otherwise be entitled to exercise pursuant to Section 7(a)(i) of this Agreement and to receive the dividend payments which the Borrower would otherwise be authorized to receive and retain pursuant to Section 7(a)(ii) of this Agreement shall cease, and Lender shall thereupon have the sole right to exercise such voting and other consensual rights and to receive and hold as Collateral such dividend payments.

          (ii) All dividend payments which are received by Borrower contrary to the provisions of Section 7(b)(i) shall be received in trust for the benefit of the Lender, shall be segregated from other funds of Borrower and shall be forthwith paid over to the Lender as Collateral in the same form as so received (with any necessary endorsement).

     (c) The term "Event of Default" shall mean (1) failure of Borrower to pay the unpaid principal due under the Note within fifteen (15) days after the date when due; or (2) the insolvency, bankruptcy (which is not stayed within 60 days after its commencement), or dissolution of Borrower, or (3) any material default by Borrower in the performance of any covenant or agreement pursuant to this Agreement which default is not cured within ten (10) days following written notice by Lender.

     SECTION 8. Transfers and Other Liens; Additional Shares.

     (a) Borrower agrees that it will not (i) sell or otherwise dispose of, or grant any option with respect to, any of the Collateral, or (ii) create or permit to exist any lien, security interest, or other charge or encumbrance upon or with respect to any of the Collateral, except for the security interest under this Agreement and under the Asset Purchase Agreement of even date herewith between Borrower and Lender.

     SECTION 9. Lender May Perform. If Borrower fails to perform any agreement contained herein, the Lender may itself perform, or cause the performance of, such agreement, and the expenses the Lender incurs in connection therewith shall be payable by Borrower under Section 13.

     SECTION 10. Reasonable Care. The Lender shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Lender accords its own property, it being understood that the Lender shall not have responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not the Lender has or is deemed to have knowledge of such matters, or (b) taking any necessary steps to preserve rights against any parties with respect to any Collateral.

     SECTION 11. Remedies upon Default. If any Event of Default shall have occurred and continues uncured for five (5) consecutive days, upon written notice to Borrower, subject to and limited by the provisions of Sections 3 and 4 of the Escrow Agreement, the Lender may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to them, all the rights and remedies of a secured party on default under the Uniform Commercial Code (the "Code") in effect in the State of California at that time.

     SECTION 12. Expenses. Borrower will, upon demand, pay, to the Lender, the amount of any and all reasonable expenses, including the reasonable fees and expenses of Lender's counsel and of any experts and agents, which the Lender may reasonably incur in connection with the exercise of enforcement of any of the rights of the Lender hereunder, or the failure by Borrower to perform or observe any of the provisions hereof.

     SECTION 13. Security Interest Absolute. All rights of the Lender and security interests hereunder, and all obligations of Borrower hereunder, shall be absolute and unconditional irrespective of:

          (a) any lack of validity or enforceability of the Note or any other agreement or instrument relating thereto;

          (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Note;

          (c) any exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Obligations; or

          (d) any other circumstance which might otherwise constitute a defense available to, or a discharge of, Borrower in respect of the Obligations or Borrower in respect of this Agreement, other than the payment in full of the Obligations.

     SECTION 14. Amendments, Etc. No amendment or waiver of any provision of this Agreement nor consent to any departure by Borrower herefrom shall in any event be effective unless the same shall be in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     SECTION 15. Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

         If to Borrower:

         Lowestrate.com, Inc.
         700 West Germantown Pike, Suite 100
         East Norriton, Pennsylvania 19403
         Attention: Mr. Robert J. Ross, President

         If to Lender:

         FiNet.com, Inc.
         389 Citrus Circle, Suite 150
         Walnut Creek, California  94598
         Attention: Mr. Gary A. Palmer, Chief Financial Officer

Any party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are sent.

     SECTION 16. Continuing Security Interest; Transfer of Note. This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until payment in full of the Obligations, (b) be binding upon Borrower, and its successors and (c) inure , together with the rights and remedies of the Lender hereunder, to the benefit of the Lender, its legal representatives, successors and assigns. Without limiting the generality of the foregoing clause (c), Lender may assign or otherwise transfer the Note held by it to any other person or entity, and such other person or entity shall thereupon become vested with all the benefits in respect thereof granted to the Lender herein or otherwise. Upon the payment in full of the Obligations, Borrower shall be entitled to the return, upon his request and at his expense, of such of the Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof.

     SECTION 17. OMITTED

     SECTION 18. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, excluding conflict of laws provisions. Unless otherwise defined herein or in the Note, terms defined in Article 9 of the Uniform Commercial Code in the State of California are used herein as therein defined.

     SECTION 19. Counterparts. This Agreement may be executed in counterparts.

     SECTION 20. Definitions. Any defined term not defined herein shall have the meaning ascribed to such term in the Note.

     IN WITNESS WHEREOF, Borrower has caused this Agreement to be duly executed and delivered as of date first above written.


                                    Lender:

                                        FiNet.com, Inc.

                                        By:  /s/  Mark L. Korell
                                           ---------------------------------
                                        Its:  Chairman and CEO

                                        By:
                                           ---------------------------------
                                        Its:

                                     Borrower:

                                         Lowestrate.com, Inc.

                                         By:  /s/  Robert J. Ross
                                            --------------------------------
                                         Its:President

                                    EXHIBIT A

                                 PROMISSORY NOTE



$500,000.00                                                      August 20, 1999
                                                        Walnut Creek, California


     FOR VALUE RECEIVED, the undersigned, Lowestrate.com, Inc., a Pennsylvania corporation, hereby promises to pay on August 21, 2000 ("Due Date") to the order of FiNet.com, Inc., Delaware corporation, at such place as the holder of this note (the "Note") may direct in writing, the principal sum of Five Hundred Thousand Dollars ($500,000.00). This Note shall not bear interest. This Note may be prepaid at any time without premium or penalty. The undersigned may pay this
Note in full at any time on or prior to the Due Date by the delivery to the holder hereof of that number of shares of common stock of FiNet.com, Inc. determined as follows: The amount to be repaid divided by the greater of (i) the average closing price of a share of common stock of FiNet.com, Inc. on the ten trading days immediately prior to the date of payment, or (ii) $2.50.

     This Note and all instruments securing same shall be deemed to be a contract entered into and made pursuant to the laws of the State of California and shall in all respects be governed, construed, and enforced in accordance with the laws of said State.

     The undersigned agrees, if this Note is placed in the hands of an attorney for collection, to pay reasonable legal costs as permitted by law.

     The undersigned waives demand, presentment for payment, notice of non-payment or dishonor, notice of protest, and protest of this Note. No delay on the part of the holder in exercising any right, power or privilege pursuant to this Note shall operate as a waiver of the same, and no single or partial exercise of any right, power or privilege shall constitute an exhaustion or waiver of any of them, all of which shall continue for the benefit of the holder.

     This Note is secured pursuant to a Loan and Security Agreement of even date herewith.

     Dated: August 20, 1999

                                                  Lowestrate.com, Inc.

                                                  By____________________________
                                                       Its ________________

                                                  By____________________________
                                                       Its ________________

                                    GUARANTY


     The undersigned guarantees the performance of Lowestrate.com, Inc. pursuant to the above Promissory Note; provided however, the undersigned's liability hereunder may be satisfied in full, at the undersigned's option, by the delivery to the holder hereof of that number of shares of FiNet.com, Inc. Common Stock determined as follows: The amount of the unpaid principal due under the Promissory Note divided by the greater of (i) the average closing price of a share of common stock of FiNet.com, Inc. on the ten trading days immediately prior to the date of payment, or (ii) $2.50.


     The undersigned's obligations pursuant to this guaranty shall terminate upon payment in full of the principal amount of the Promissory Note.


                                                  ------------------------------
                                                          Robert J. Ross